                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               HADCO CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if OTHER THAN the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To The Stockholders:

     The Annual Meeting of Stockholders of Hadco Corporation (the
"Corporation"), a Massachusetts corporation, will be held on Wednesday, February 26, 1997 at 10:00 A.M. at 100 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To fix the number of directors at nine (9) and to elect a Board of Directors for the ensuing year.

     2. To consider and act upon a proposal to approve the amendment and restatement of the Hadco Corporation 1991 Non-Employee Director Stock Option Plan (the "Plan"), as amended, to: (i) increase the number of shares of Common Stock available for issuance under the Plan from 150,000 to 300,000 shares, (ii) provide that any current non-employee director who will have five years of service in such capacity on February 26, 1997 be automatically granted, on such date and on each anniversary of service thereafter, an option to purchase 3,000 shares of the Corporation's Common Stock and (iii) provide that any current non-employee director who does not have five years of service in such capacity on March 15, 1997 and any future non-employee director each be automatically granted, on the date such non-employee director achieves five years of service in such capacity and on each anniversary of service thereafter, an option to purchase 3,000 shares of the Corporation's Common Stock.

     3. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending October 25, 1997.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Thursday, January 2, 1997, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,
                                            JAMES C. HAMILTON,
                                            Clerk

January 15, 1997

--------------------------------------------------------------------------------

     STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL

--------------------------------------------------------------------------------

                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079

                            ------------------------

                                PROXY STATEMENT
                                JANUARY 15, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Hadco Corporation (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, February 26, 1997, at 10:00 A.M., at 100 Federal Street, Boston, Massachusetts.

     Only stockholders of record as of the close of business on January 2, 1997 will be entitled to vote at the meeting and any adjournments thereof. As of that date, 10,421,633 shares of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Clerk at any time before it is exercised.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended October 26, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about January 24, 1997.

     The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     Each of the persons named as proxies in the proxy is a director and officer of the Corporation. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of a Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The proxies will be voted as stated below and under "Election of Directors." The stockholders will also consider and vote upon a proposal to approve an amendment and restatement of the Corporation's 1991 Non-Employee Director Stock Option Plan. Finally, the stockholders will act upon a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of January 2, 1997, the name of each person who, to the knowledge of management, beneficially owned more than 5% of the 10,421,633 shares of Common Stock of the Corporation outstanding at such date, the number of shares owned by each of such persons, and the percentage of the outstanding shares represented thereby.

                                               AMOUNT AND
                                                 NATURE
                                                   OF
NAME AND ADDRESS OF                            BENEFICIAL      PERCENT OF
 BENEFICIAL OWNER                             OWNERSHIP(1)       CLASS
-------------------                           ------------     ----------
Horace H. Irvine II........................... 923,512(2)        8.9%
  c/o Hadco Corporation
  12A Manor Parkway
  Salem, New Hampshire 03079

J&W Seligman & Co. Incorporated............... 702,100           6.7
  100 Park Avenue
  New York, NY 10017

FMR Corp...................................... 675,800(3)        6.5
  82 Devonshire Street
  Boston, MA 02109

---------------

(1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

(2) Includes 124,855 shares held in a voting trust for the benefit of Andrea P. Irvine. Mr. Irvine, who is the sole trustee of such trust and retains sole voting power with respect to the shares held in such trust, disclaims beneficial ownership of such shares. Does not include 245,517 shares held in irrevocable trusts for the benefit of members of Horace H. Irvine II's family. Mr. Irvine, who is not a trustee of such trusts, disclaims beneficial ownership of such 245,517 shares. James C. Hamilton, Clerk and General Counsel to the Corporation, Lawrence Coolidge, a Director of the Corporation, and Gilbert M. Roddy, Jr. are co-trustees of these irrevocable trusts. Horace H. Irvine II retains no voting or dispositive power with respect to these shares. All voting rights under these trusts reside in Messrs. Hamilton, Coolidge and Roddy, who have the right to dispose of such shares. Messrs. Coolidge and Hamilton own 11,000 and 12,250 shares, respectively, as individuals, in addition to the shares they hold as co-trustees. Mr. Coolidge's 11,000 shares include 6,000 shares issuable upon the exercise of stock options that will become exercisable within 60 days of January 2, 1997.

(3) According to information provided to the Corporation by FMR Corp., as of January 2, 1997, FMR Corp. beneficially owned 675,800 shares of the Common Stock of the Corporation. Includes 608,200 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as an investment adviser to certain other funds which are generally offered to limited groups of investors. Also includes 67,600 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as an investment adviser to certain other funds which are generally offered to limited groups of investors. FMR Corp. has sole voting power with respect to 11,600 shares and sole dispositive power with respect to 675,800 shares.

                                ELECTION OF DIRECTORS

     The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) for fixing the number of directors for the ensuing year at nine and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or, for good cause, unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

     The nine nominees are currently directors of the Corporation and, except for Mr. Pomeroy and Mr. Taylor, were elected at the Annual Meeting of Stockholders held on February 28, 1996. Mr. Pomeroy was elected a director by the Board of Directors at a meeting on September 6, 1996, and Mr. Taylor was elected a director by the Board of Directors at a meeting on December 3, 1996. The nominees for directors and further information with respect to each nominee are set forth below.

HORACE H. IRVINE II

     Mr. Horace H. Irvine II, age 59 and founder of the Corporation, has been its Chairman of the Board since the Corporation was organized in 1966, and its Chief Executive Officer from that date until 1986. He is Chairman of the Nominating Committee of the Board of Directors. He was President of the Corporation between 1966 and 1980 and Treasurer of the Corporation between 1966 and 1984.

ANDREW E. LIETZ

     Mr. Lietz, age 58, has been President and Chief Executive Officer of the Corporation since October 28, 1995, Chief Operating Officer and Vice President of the Corporation from July 1991 to October 28, 1995, and a director of the Corporation since 1993.

PATRICK SWEENEY

     Mr. Sweeney, age 61, has been a director of the Corporation since 1991, and was President and Chief Executive Officer of the Corporation from that date until October 28, 1995. He is currently a consultant to the Corporation. He was Chief Operating Officer of the Corporation from July 1990 to July 1991.

J. STANLEY HILL

     Mr. Hill, age 82, has been a director of the Corporation since 1981. He is Chairman of the Audit and Stock Option Committees of the Board of Directors. During the past 27 years, he has been president of Digiplan Inc., a private consultant to the computer users' industry.

OLIVER O. WARD

     Mr. Ward, age 61, has been a director of the Corporation since 1987. He is Chairman of the Compensation, Executive and Finance Committees of the Board of Directors. He was a founder and has served as chairman of the board, chief executive officer and president of Germanium Power Devices Corp., a manufacturer and marketer of germanium semiconductors, since 1973.

LAWRENCE COOLIDGE

     Mr. Coolidge, age 60, has been a director of the Corporation since 1995. He is Chairman of the Long-Term Planning and Strategy Committee. He has been the president and a private trustee of Loring, Wolcott & Coolidge Office, a fiduciary services provider, since 1962. On August 1, 1994, Mr. Coolidge became an associate of Loring, Wolcott & Coolidge Fiduciary Advisors, a registered investment advisor.

JOHN F. SMITH

     Mr. Smith, age 61, has been a director of the Corporation since 1995. He has been the president of MYCOS International, Inc., a property development corporation, since April 1993 and president of PerSeptive Biosystems, Inc. since July 1996. In April 1993, Mr. Smith retired as Senior Vice President and Chief Operating Officer of Digital Equipment Corporation, a computer company, in which capacities he had served since 1991. He began his career at Digital Equipment Corporation in 1958 and served in various other senior management positions from 1976 to 1991. Mr. Smith is also a director of Ansys Corporation, Instron Corporation, PerSeptive Biosystems, Inc. and Sequoia Systems, Inc.

JOHN E. POMEROY

     Mr. Pomeroy, age 55, has been a director of the Corporation since September 6, 1996. He has been president and chief executive officer of Dover Technologies, a group of manufacturing companies and a subsidiary of Dover Corporation, since 1987. Mr. Pomeroy is also a director of Adept Technologies, Inc.

JAMES C. TAYLOR

     Mr. Taylor, age 58, has been a director of the Corporation since December 3, 1996. He has been an advisory director at Downer and Company, an investment banking firm, since 1995. He was a managing director of Burns Fry Limited, an investment banking firm, from 1988 to 1994.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of January 2, 1997 with respect to beneficial ownership of shares of the Corporation's Common Stock by all directors and director nominees and all executive officers named in the Summary
Compensation Table set forth below under "Executive Compensation" individually, and by all directors, director nominees and executive officers of the Corporation as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF       PERCENT
                                                                  BENEFICIAL         OF
     BENEFICIAL OWNER                                             OWNERSHIP(1)      CLASS
     ----------------                                             ------------     --------
     Horace H. Irvine II.......................................      923,512(2)      8.9%
     Andrew E. Lietz...........................................      165,146(3)      1.6
     Patrick Sweeney...........................................       27,000          *
     Timothy P. Losik..........................................       26,775(4)       *
     James R. Griffin..........................................       39,746(5)       *
     Richard Saporito..........................................       23,650(6)       *
     John O. Irvine(7).........................................      115,000(8)      1.1
     J. Stanley Hill...........................................       38,000(9)       *
     Oliver O. Ward............................................            0          *
     Lawrence Coolidge.........................................      256,517(10)     2.5
     Mikael Salovaara..........................................        3,100          *
     John F. Smith.............................................        9,000(11)      *
     John E. Pomeroy...........................................        3,000(12)      *
     James C. Taylor...........................................        3,000(12)      *
     All directors, director nominees and executive officers as
       a group (16 persons)....................................    1,676,696(13)    15.7

---------------

  *  Less than one percent.

 (1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

 (2) See footnote (2) to the table under "Principal Holders of Voting
     Securities."

 (3) Includes 134,746 shares issuable upon the exercise of stock options granted to Mr. Lietz that are currently exercisable or will become exercisable within 60 days after January 2, 1997. Of the 165,146 shares listed in the table above, 30,000 shares are held by a trust of which Mr. Lietz is the sole trustee and sole beneficiary.

 (4) Includes 22,775 shares issuable upon the exercise of stock options granted to Mr. Losik that are currently exercisable or will become exercisable within 60 days after January 2, 1997. Of the 26,775 shares listed in the table above, 4,000 shares are held jointly with Mr. Losik's spouse.

 (5) Includes 37,300 shares issuable upon the exercise of stock options granted to Mr. Griffin that are currently exercisable or will become exercisable within 60 days after January 2, 1997.

 (6) Includes 23,450 shares issuable upon the exercise of stock options granted to Mr. Saporito that are currently exercisable or will become exercisable within 60 days after January 2, 1997.

 (7) Horace H. Irvine II and John O. Irvine are brothers.

 (8) Includes 15,000 shares issuable upon the exercise of currently exercisable stock options granted to John O. Irvine.

 (9) Includes 7,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Hill. Does not include 20,000 shares owned by Mr. Hill's wife, Doris Hill, as to which Mr. Hill disclaims beneficial ownership.

(10) See footnote (2) to the table under "Principal Holders of Voting
     Securities."

(11) Consists of 9,000 shares issuable upon the exercise of stock options granted to Mr. Smith that are currently exercisable or will become exercisable within 60 days after January 2, 1997.

(12) Consists of 3,000 shares issuable upon the exercise of currently exercisable stock options granted to each of Messrs. Pomeroy and Taylor.

(13) Includes 245,517 shares held by Mr. Coolidge, James C. Hamilton, and Gilbert M. Roddy, Jr., as co-trustees and 124,855 shares held by Horace H. Irvine II as trustee. See footnote (2) to the table under "Principal Holders of Voting Securities." Includes 134,746 shares issuable upon the exercise of stock options granted to Andrew E. Lietz, that are currently exercisable or will become exercisable within 60 days after January 2, 1997. See footnote (3) above. Includes 22,775 shares issuable upon the exercise of stock options granted to Mr. Losik that are currently exercisable or will become exercisable within 60 days after January 2, 1997. See footnote (4) above. Includes 37,300 shares issuable upon the exercise of stock options granted to Mr. Griffin that are currently exercisable or will become exercisable within 60 days after January 2, 1997. See footnote (5) above. Includes 23,450 shares issuable upon the exercise of stock options granted to Mr. Saporito that are currently exercisable or will become exercisable within 60 days after January 2, 1997. See footnote (6) above. Includes 15,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Irvine. See footnote (8) above. Includes 7,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Hill. See footnote (9) above. Includes 9,000 shares issuable upon the exercise of stock options granted to Mr. Smith that are currently exercisable or will become exercisable within 60 days after January 2, 1997. See footnote (11) above. Includes an aggregate of 6,000 shares issuable upon the exercise of currently exercisable stock options granted to Messrs. Pomeroy and Taylor. See footnote (12) above. Includes an aggregate of 15,250 shares owned by two executive officers not named in the above table and an aggregate of 28,000 shares issuable upon the exercise of stock options held by one executive officer of the Corporation not named in the above table that are currently exercisable or will become exercisable within 60 days after January 2, 1997.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Corporation held four meetings during the fiscal year ended October 26, 1996. The Compensation Committee, of which Messrs. Ward (Chairman), Hill, Coolidge and John O. Irvine are members, determines the compensation of the Corporation's senior management and held seven meetings during fiscal 1996. The Audit Committee, of which Messrs. Hill (Chairman), Ward and Smith are members, oversees financial results and internal controls of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, and met once during fiscal 1996. The Long-Term Planning and Strategy Committee, of which Messrs. Coolidge (Chairman), Ward, Lietz, Salovaara, Smith, Horace H. Irvine II and Sweeney are members, reviews and makes recommendations concerning long-term planning and strategy matters relating to the Corporation. The Long-Term Planning and Strategy Committee met five times during fiscal 1996. The Executive Committee, of which Messrs. Ward (Chairman), Horace H. Irvine II, Sweeney, Coolidge, Smith and Lietz are members, can act in place of the full Board of Directors to the extent permitted by law. The Executive Committee held two meetings during fiscal 1996. The Stock Option Committee, of which Messrs. Hill (Chairman), John O. Irvine and Smith are members, administers and makes recommendations and awards concerning the Corporation's stock option plans. The Stock Option Committee held four meetings during fiscal 1996. The Finance Committee, of which Messrs. Ward(Chairman), Horace H. Irvine II, Lietz, Salovaara and Smith are members, makes recommendations concerning general financial policy and held six meetings during fiscal 1996. The Nominating Committee, of which Messrs. Horace H. Irvine II (Chairman), Coolidge and Lietz are members, recommends to the Board nominations for the Board of Directors. The Nominating Committee will consider highly qualified candidates proposed in writing by stockholders. Stockholders who wish to propose a nomination should submit the person's name and background information to the Clerk of the Corporation. The Nominating Committee held two meetings during fiscal 1996. The current membership of the Committees was most recently determined by the Board of Directors on February 28, 1996, except that Mr. Sweeney resigned from the Compensation Committee on September 9, 1996 and Mr. Ward replaced Mr. Salovaara as Chairman of the Finance Committee on October 18, 1996. During fiscal 1996, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all Committees of the Board on which he served (during the period that he served).

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table shows compensation information with respect to services rendered to the Corporation in all capacities during the fiscal years ended October 26, 1996, October 28, 1995 and October 29, 1994, for (i) the individual who served as the Chief Executive Officer for the fiscal year ended October 26, 1996 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended October 26, 1996 (with the Chief Executive Officer, collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION(2)
                                                   ANNUAL             AWARDS
                                               COMPENSATION(1)      SECURITIES
                                             ------------------     UNDERLYING       ALL OTHER
             NAME AND                         SALARY     BONUS     OPTIONS/SARS    COMPENSATION
        PRINCIPAL POSITION           YEAR      ($)       ($)(3)         (#)           ($)(4)
        ------------------           ----     ------     ------    ------------    ------------
Andrew E. Lietz(5).................  1996    $200,000   $220,674            0         $ 1,375
  Chief Executive Officer,           1995     200,000    192,690            0           6,301
  President and Director             1994     192,193    140,000      120,000           4,024

Horace H. Irvine II................  1996    $204,000   $      0            0         $ 1,768
  Chairman of the Board of           1995     204,000          0            0           6,301
  Directors                          1994     204,000          0            0          12,197

Timothy P. Losik(6)................  1996    $107,173   $151,443       10,000         $ 1,144
  Chief Financial Officer            1995     101,000     95,000       30,000           4,504
  Vice President and Treasurer       1994      92,109     69,250            0           2,615

James R. Griffin...................  1996    $114,366   $151,443       15,000         $ 1,315
  Vice President                     1995     105,000    120,000        7,000           4,758
                                     1994     105,000     51,750       20,000           3,036

Richard Saporito...................  1996    $ 92,570   $118,991            0         $ 1,004
  Vice President                     1995      92,016     62,000            0           4,048
                                     1994      92,016     62,000            0           2,689

---------------

(1) Excludes perquisites and other personal benefits for fiscal 1996, 1995 and 1994, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 1996, 1995 and 1994.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year. Deferred portions are subject to forfeiture if a Named Executive's employment is terminated for any reason other than death, disability or retirement with the Corporation's consent.

(4) Reflects the following matching 401(k) contributions to the Hadco Corporation Retirement Plan (the "Retirement Plan") in 1996, 1995 and 1994, respectively: Andrew E. Lietz, $1,375, $1,500 and $1,500; Horace H. Irvine II, $1,768, $1,500 and $1,500; Timothy P. Losik, $1,144, $1,010 and $921;
    James R. Griffin, $1,315, $1,132 and $1,132; and Richard Saporito, $1,004, $835 and $1,002. For fiscal 1996, the Corporation accrued, and in December 1996 made, a contribution of $3,335,000 to the Retirement Plan, which has not yet been allocated among the participants in the Retirement Plan. Consequently, the total amount of contributions by the Corporation in fiscal 1996 to the Retirement Plan for the Named Officers cannot be set forth. Also reflects the following contributions to the Retirement Plan for fiscal 1995 and


     1994, respectively (with the 1995 contributions not having been previously allocated in time to be included in the fiscal 1995 proxy statement):
     Andrew E. Leitz, $4,801 and $2,524; Horace H. Irvine II, $4,801 and $2,254; Timothy P. Losik, $3,494 and $1,694; James R. Griffin, $3,626 and $1,904; and Richard Saporito, $3,213 and $1,687. Amounts set forth in this column also include, for Horace H. Irvine II, premiums paid by the Corporation with respect to a $1,000,000 split-dollar life insurance policy on Mr. Irvine II's life owned by an irrevocable trust established by him of which family members are beneficiaries pursuant to an agreement with the trust whereby the Corporation paid the term life insurance portion of the annual premiums and the non-term portion of the annual premiums. Such non-term portion of the annual premiums was recoverable by the Corporation upon termination of the agreement. In fiscal 1994, the Corporation paid $5,393 for the term life insurance portion of the premiums and $2,780 for the non-term portion of the premiums. In May 1994, the trust repaid all non-term premium advances, and the Corporation and the trust terminated the split-dollar life insurance agreement.

(5) Mr. Lietz has an Employment Agreement with the Corporation containing a one year non-competition agreement following termination of employment and providing for a salary of $200,000 per year (adjusted to $240,000 by the Compensation Committee in October 1996) and for the payment of one year's annual base salary if his employment is terminated without cause; if such termination without cause occurs after the first anniversary of the Employment Agreement, Mr. Lietz will also be paid any bonus which the Compensation Committee determines would have been paid to him if his employment had continued through the end of the fiscal year in which the termination occurs. Mr. Lietz was elected President and Chief Executive Officer, effective immediately following Patrick Sweeney's resignation from those positions on October 28, 1995.

(6) Mr. Losik became an executive officer in March of 1994, and the compensation reported covers his compensation for the full 1994 fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows information regarding grants of stock options to the Named Officers during the fiscal year ended October 26, 1996. The Corporation did not grant any stock appreciation rights in fiscal 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                        --------------------------------------------------------------      ANNUAL RATES OF
                          NUMBER OF      PERCENT OF TOTAL                                     STOCK PRICE
                         SECURITIES        OPTIONS/SARS                                     APPRECIATION FOR
                         UNDERLYING         GRANTED TO       EXERCISE OR                     OPTION TERM(2)
                        OPTIONS/SARS       EMPLOYEES IN      BASE PRICE     EXPIRATION    --------------------
         NAME           GRANTED(#)(1)     FISCAL YEAR(%)      ($/SH)(1)        DATE        5%($)       10%($)
         ----           ------------     ---------------     -----------    ----------    --------    --------
Andrew E. Lietz.......          0                0%               n/a             n/a    $      0    $      0
Horace H. Irvine II...          0                0%               n/a             n/a    $      0    $      0
Timothy P. Losik......     10,000             6.65%            $31.50        11/28/05    $198,102    $502,029
James R. Griffin......     15,000             9.97%            $31.50        11/28/05    $297,153    $753,043
Richard Saporito......          0                0%               n/a             n/a    $      0    $      0

---------------

(1) These options were granted at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. These options have a term of ten years from date of grant and become exercisable as to 15% of the shares on each of the first six anniversaries of the date of grant and as to 10% of the shares on the seventh anniversary of the date of grant.


(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Corporation's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options to purchase the Corporation's Common Stock granted to the Named Officers under the Corporation's stock option plans, including: (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended October 26, 1996;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at October 26, 1996; and (iv) the value of such unexercised in-the-money options at October 26, 1996:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES


                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED            IN-THE-MONEY
                               SHARES                      OPTIONS/SARS AT FY-END            OPTIONS/SARS
                              ACQUIRED                      OCTOBER 26, 1996(#)             AT FY-END($)(1)
                                 ON            VALUE       -------------------------    -------------------------
           NAME              EXERCISE(#)    REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----              -----------    -----------    -------------------------    -------------------------
Andrew E. Lietz............     30,000       $832,250         116,746/88,000            $2,966,563/$1,915,340
Horace H. Irvine II........          0       $      0               0/0                 $        0/$        0
Timothy P. Losik...........      8,000       $191,223          13,700/44,150            $  319,283/$  744,787
James R. Griffin...........      1,500       $ 36,563          28,900/36,200            $  708,797/$  457,358
Richard Saporito...........      8,000       $213,180          18,200/14,300            $  461,862/$  342,913

---------------

(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on October 26, 1996 ($30.375 per share, the last reported sale price of the Corporation's Common Stock on the NASDAQ National Market on October 25, 1996), multiplied by the number of shares underlying the option.


STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock for the five fiscal years ended October 26, 1996, with the cumulative total return for the NASDAQ Market Index and an SIC Index that includes organizations in the Corporation's Standard Industrial Classification (SIC) Code 3672 - Printed Circuit Design (the "Peer Group"), currently consisting of 36 organizations. The comparison assumes $100 was invested on October 25, 1991 in the Corporation's Common Stock and in the foregoing NASDAQ Market Index and Peer Group and assumes reinvestment of dividends, if any.


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                     HADCO CORPORATION, NASDAQ MARKET INDEX
                                 AND PEER GROUP

                                  [LINE CHART]

------------------------------------------------------------------------------------
                    Oct. 1991  Oct. 1992  Oct. 1993  Oct. 1994  Oct. 1995  Oct. 1996
------------------------------------------------------------------------------------
Corporation          $100.00    $145.00    $152.50    $165.00    $525.00    $607.50
NASDAQ Market Index  $100.00    $ 96.87    $127.13    $135.16    $160.32    $188.27
Peer Group Index     $100.00    $148.40    $202.93    $165.05    $271.48    $321.27
------------------------------------------------------------------------------------


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Patrick Sweeney served on the Compensation Committee from February 28, 1996 through September 9, 1996. In August 1995, Mr. Sweeney resigned as President and Chief Executive Officer of the Corporation, effective October 28, 1995. In connection with his resignation, he entered into an agreement with the Corporation providing that he would continue to remain an employee through January 31, 1996, at his current annual salary of $200,000 per year, plus other standard fringe benefits, and would serve as a consultant to the Corporation from February 1, 1996 through January 31, 1998 at compensation of $208,160 per year. Under the agreement from October 28, 1995 through January 31, 1998, his duties and responsibilities shall be those reasonably requested of him by the President, with it being anticipated that such duties may include marketing and public relations services for the Corporation, both domestically and internationally. Under the agreement unvested stock options of Mr. Sweeney for 109,000 shares of Common Stock were canceled. In the agreement, the Corporation agreed to pay Mr. Sweeney a bonus on February 1, 1997, for services rendered to the Corporation during fiscal 1995, of the same percentage of the bonus pools that would become available for senior executives of the Corporation in respect of fiscal year 1995 that Mr. Sweeney received of senior executive bonus pools for fiscal year 1994. Although recorded in the agreement, this bonus was awarded based on performance criteria independent of the arrangements in connection with Mr. Sweeney's resignation; the agreement also provides that from February 1, 1996 through January 31, 1998, Mr. Sweeney, so long as he is not employed by another employer, would receive reasonable and necessary out-of-pocket uninsured medical (including dental and vision care) expenses incurred for treatment of himself and his spouse up to and including a maximum cumulative aggregate amount of $200,000. Should Mr. Sweeney die before January 31, 1998, all salary and subsequent consulting fees would be due to his estate to the same extent as they would have been due to him had he continued living. The agreement also contains a non-competition covenant of Mr. Sweeney running through January 31, 1998 and terminates his prior employment agreement with the Corporation.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     The Compensation Committee is comprised of four outside directors and determines salary and bonuses of the Corporation's executive officers. The Stock Option Committee is comprised of three outside directors, and it administers and makes recommendations and awards under the Corporation's stock option plans.

     The Corporation's executive compensation policies are designed to provide levels of compensation that assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package based on corporate and individual performance. The Corporation's executive compensation program for fiscal year 1996 consisted of the following elements:
(1) base salary; (2) incentive compensation in the form of annual cash bonuses, and (3) long-term incentive compensation in the form of non-qualified stock options. Elements (1) and (2) are administered by the Compensation Committee, and element (3) is administered by the Stock Option Committee.

     The base salaries of the Corporation's executive officers, including the Chief Executive Officer, were previously compared in November 1992 for fiscal 1993 by the Compensation Committee with survey data of the base salaries of executives in comparable industries. The Compensation Committee determined then that the base salaries of the Corporation's executive officers were then at or somewhat below the median in most cases with respect to such survey data. The Compensation Committee also determined at that time that salaries which were close to or somewhat below the median of the survey data, together with stock options and incentive bonuses, were competitive. The companies used for this comparison of base salaries were a different and much broader group than the companies in the peer group used for comparison in the Corporation's Stock Performance Graph. The Compensation Committee felt that using this broader group of companies, consisting of electronics and technology companies, for this comparison was appropriate because it believed the responsibilities of the Corporation's executive officers to be more comparable to those of this broader group of companies in the electronics industry than just to those of printed circuit companies.

     The Compensation Committee had determined in November 1995 that base cash salaries of the executive officers, including the Chief Executive Officer, would be maintained for fiscal 1996 at their then current levels, just as it had determined in November 1994 with respect to such base cash salaries for fiscal 1995 (with the exception during fiscal 1996 for increases in base salaries of Mr. Losik and Mr. Saporito to maintain relative parity among the executive officers) and just as it had determined in November 1993 with respect to such base cash salaries for fiscal 1994. In determining final overall compensation levels for the Corporation's executive officers for fiscal 1996, the Compensation and Stock Option Committees felt that any additional increases in compensation should be tied to incentive considerations, with the size of any bonus pool being dependent upon earnings per share and the value of the stock options being dependent on stock value. In October 1996, the Compensation Committee determined that base cash salaries for fiscal 1997 should be increased for all executive officers, including the Chief Executive Officer. These increases were deemed necessary and appropriate for the Corporation to maintain competitiveness with a broader group of companies as described in the last sentence of the preceding paragraph. These increased salaries were used in the determination of bonuses to paid for fiscal 1996 as provided below.

     In February 1996, the Compensation Committee established a bonus plan covering the executive officers entitled the Officer and Business Unit Manager Bonus Plan (the "Bonus Plan"). Bonuses under the Bonus Plan are based on a percentage of the participant's base salary determined by reference to (1) annual earnings per share of the Corporation and (2) the Corporation's financial results relevant to an industry peer group. These amounts are then multiplied by a percentage factor determined by the Committee and based on the Chief Executive Officer's evaluation of the participant's individual performance. The companies used for the industry peer group comparison in subsection (2) were a smaller and more targeted group than the companies in the peer group used for comparison in the Corporation's Stock Performance Graph or the group for comparison of base cash salaries described above. The Compensation Committee felt that using this smaller group of companies, consisting of the Corporation, Altron Incorporated, Circo Craft Co. Inc., Continental Circuits Corp., Merix Corporation and Sanmina Corp., was appropriate because it believed that the performance of these companies is directly comparable to that of the Corporation for purposes of performance based compensation. It was decided that the Chief Executive Officer's bonus amount would be determined independently by the Compensation Committee using the same above criteria except that the Chief Executive Officer's recommendation would not be applicable and the Compensation Committee would make an independent determination of the personal performance of the Chief Executive Officer.

     Under the Bonus Plan, individuals receiving bonuses receive sixty percent (60%) of the bonus when it is declared and the remaining forty percent (40%) of the bonus in three equal installments over a three-year period. Any deferred amounts are forfeited if an individual's employment is terminated for any reason other than death, disability or retirement with the Corporation's consent. These deferrals will be implemented with bonuses determined during December 1996 for the fiscal year ending October 26, 1996.

     The Stock Option Committee determined that the Corporation was to utilize stock options as both a reward and incentive for executive performance and to align management interests with shareholder interests. In determining the stock option portion of the executive officers' (except the Chief Executive Officer's) compensation (i.e., number of stock options granted to each individual executive officer), the Stock Option Committee based its determination upon (1) general corporate performance; (2) Chief Executive Officer's recommendations; (3) relevant business unit performance; and (4) personal performance of the particular executive officers. The Stock Option Committee assigned roughly equal weight to each of the various criteria listed above. Each of these criteria was considered in the context of the cyclical nature of the earnings of the Corporation, and the particular challenges and difficulties faced by the printed circuit industry in general during the time period in question. In addition, in determining levels of awards of stock options to executive officers, the Stock Option Committee also took into account the number of options already outstanding or previously granted to each executive officer, the exercise price of the options in light of current market value per share as a reflection of current value, and the time outstanding before expiration of the respective options.

     In determining the stock option portion of the Chief Executive Officer's compensation for fiscal 1996, the Stock Option Committee took into account general corporate performance and the personal performance of the Chief Executive Officer, together with the ability of the Chief Executive Officer to enhance shareholder value, provide overall leadership to the Corporation, including the development and implementation of strategic plans for the Corporation, and demonstrate organizational and management skill. The Stock Option Committee assigned essentially equal weight to each of these criteria. In making its determination as to stock option grant levels for the Chief Executive Officer, the Stock Option Committee also took into consideration the following factors which are considered in establishing such levels for the other executive officers: the number of options already outstanding or previously granted to the Chief Executive Officer, the exercise price of the options in light of current market value per share as a reflection of current value, and the time outstanding before expiration of the options.

     Pursuant to [Section]162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation may deduct no more than $1,000,000 of compensation for covered executive officers other than compensation that is "performance based" within the meaning of [Section]162(m) of the Code. The Compensation Committee does not currently anticipate the need to address this issue for cash compensation because the current cash compensation of the Corporation's executive officers subject to the deduction limitation rules of [Section]162(m) of the Code does not currently approach and is not expected to approach $1,000,000 soon. Option grants pursuant to the Non-Qualified Stock Option Plan of November 29, 1995 are intended to qualify as "performance-based" compensation, and such Plan is the only equity-related plan of the Corporation that the Board currently believes it appropriate to bring into compliance with [Section]162(m) of the Code.


Respectfully submitted                        Respectively submitted
by the Compensation Committee                 by the Stock Option Committee

Oliver O. Ward, Chairman                      J. Stanley Hill, Chairman
Lawrence Coolidge                             John O. Irvine
J. Stanley Hill                               John F. Smith (from November 29, 1995)
John O. Irvine (from February 28, 1996)       Mikael Salovaara (through November 29, 1995)
John F. Smith (through February 28, 1996)
Patrick Sweeney (from February 28, 1996
  through September 9, 1996)

COMPENSATION OF DIRECTORS

     During fiscal 1996 and at present, the Corporation has paid and is paying each non-employee director an annual fee of $15,000 and $750 for each meeting attended, plus $500 for each additional Committee meeting held on the same day, and Chairmen of Committees of the Board of Directors have received and are receiving an additional annual fee of $2,000. The Board of Directors has plans to consider a proposal to provide future compensation to non-employee directors in the form of both cash and stock of the Corporation. Under the Corporation's 1991 Non-Employee Director Stock Option Plan, each person who becomes a director for the first time and is not an employee of the Corporation is automatically granted an option to purchase 15,000 shares of common stock at the then current fair market value, with provision in such Plan for acceleration of vesting upon a change of control as defined therein. See "Proposal to Approve an Amendment and Restatement of the Hadco Corporation 1991 Non-Employee Director Stock Option Plan" for a description of additional option grants to be made to non-employee directors if such proposal is approved.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Horace H. Irvine II has a limited partnership interest of 17% in a New Hampshire limited partnership (the "Partnership"). Most of the Corporation's space in Salem, New Hampshire is leased from the Partnership pursuant to three lease agreements, with terms ranging from one to five years. The three leases, which together account for approximately 62% of the space leased from the Partnership, contain extension options of the Corporation, which, if exercised, would result in an escalation of annual fixed rent in accordance with a formula based on the Consumer Price Index. Two of the leases expire in October 2000 with options available through October 2006, and one of the leases expires in March 2000 with an option available through March 2006. As a result of checking by management of other relevant real estate transactions, the Corporation believes that these leases are on terms no less favorable to the Corporation than could be obtained from unaffiliated parties. For the Corporation's 1996 fiscal year, the Corporation had aggregate rental expense under these leases of approximately $529,000. At the time of entry into the leases, Mr. Irvine was an executive officer and director of the Corporation.

     Mr. Hamilton, Clerk of the Corporation, is a partner in the law firm of Berlin, Hamilton & Dahmen, which serves as general counsel to the Corporation. The Corporation paid Berlin, Hamilton & Dahmen $285,720 for professional services rendered in fiscal 1996.

            PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE HADCO CORPORATION 1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

PROPOSED AMENDMENT

     On December 12, 1991, the Board of Directors adopted the Hadco Corporation 1991 Non-Employee Director Stock Option Plan (the "Plan") which received stockholder approval on March 4, 1992. The Plan was amended by the Board of Directors on March 4, 1992. On December 3, 1996, the Board of Directors, subject to stockholder approval, amended and restated the Plan to: (i) increase the number of shares of Common Stock available for issuance under the Plan from 150,000 to 300,000 shares, (ii) provide that any current non-employee director who will have five years of service in such capacity on February 26, 1997 be automatically granted, on such date and on each anniversary of service thereafter, an option to purchase 3,000 shares of the Corporation's Common Stock and (iii) provide that any current non-employee director who does not have five years of service in such capacity on February 26, 1997 and any future non-employee director each be automatically granted, on the date such non-employee director achieves five years of service in such capacity and on each anniversary of service thereafter, an option to purchase 3,000 shares of the Corporation's Common Stock. The Corporation believes that the proposed amendment and restatement of the Plan is important to permit the Corporation to obtain and retain the services of qualified persons who are neither employees nor officers of the Corporation to serve as members of the Board of Directors and to demonstrate the Corporation's appreciation for their service upon the Board of Directors. These amendments, together with the restated Plan as a whole, are described below. The complete text of the Plan in the form as proposed to be amended and restated is attached hereto as Appendix A.

     By reason of the proposed amendment to the Plan, in the fiscal year ending October 25, 1997, Messrs. Hill and Ward would each be granted an option to purchase 3,000 shares of the Corporation's Common Stock if the proposed amendment is approved by the stockholders. The last reported sale price of the Corporation's Common Stock on the NASDAQ National Market on January 2, 1997 was $46.50.

DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     Purpose. The purpose of the Plan is to promote the interests of the Corporation by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Corporation to serve as members of the Board of Directors and to demonstrate the Corporation's appreciation for their service upon the Corporation's Board of Directors.

     Administration. The Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. The current members of the Stock Option Committee are Messrs. Hill (Chairman), John O. Irvine and Smith. Members of the Stock Option Committee are appointed by the Board of Directors. The Stock Option Committee, subject to the provisions of the Plan, has the power to construe the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     Shares Subject to the Plan. As amended and restated, the Plan authorizes the grant of options for 300,000 shares of Common Stock. As of January 2, 1997, 157,000 shares remained available for further grants of options under the Plan. Outstanding options under the Plan are subject to adjustment as described below under "Changes in Stock; Recapitalization and Reorganization." If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall revert to the status of available shares under the Plan.

     Eligibility; Automatic Grant of Options under the Plan. Options are currently granted pursuant to the Plan only to non-employee members of the Board of Directors of the Corporation who are not officers of the Corporation. Each member of the Corporation's Board of Directors who was neither an employee nor an officer of the Corporation ("Non-Employee Director") and was a member of the Board of Directors on December 12, 1991 was automatically granted on December 12, 1991, and each person who was not a member of the Corporation's Board of Directors on December 12, 1991 and is elected for the first time as a Non-Employee Director is automatically granted on the date his or her Board membership first commences, without further action in either such case by the Board, an option to purchase fifteen thousand (15,000) shares of the Corporation's Common Stock.

     In addition, if the amended and restated Plan is approved by the stockholders, each Non-Employee Director who is currently a member of the Board of Directors on February 26, 1997 and who then has five years of service in such capacity would automatically be granted on February 26, 1997 and on each anniversary of service in such capacity thereafter, without further action by the Board, an option to purchase three thousand (3,000) shares of the Corporation's Common Stock. Each Non-Employee Director who is currently a member of the Corporation's Board of Directors on February 26, 1997 and who does not then have at least five years of service in such capacity but who subsequently achieves five years of service in such capacity, and each person who in the future is elected for the first time as a Non-Employee Director and subsequently achieves five years of service in such capacity, would each be automatically granted on the date of his or her fifth anniversary of service in such capacity and on each anniversary of service in such capacity thereafter, without further action by the Board, an option to purchase three thousand (3,000) shares of the Corporation's Common Stock.

     The options described in the two paragraphs immediately above shall be the only options ever to be granted at any time under this Plan to any such current Non-Employee Directors and to any such future Non-Employee Directors. The effectiveness of the amendment and restatement is in all respects subject to, and shall be of no force and effect unless and until, the occurrence of approval of the proposed amendment and restatement by the affirmative vote of a majority of the Corporation's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which this amended and restated Plan is presented for approval. In the event that such approval as aforesaid has not been received on or before February 26, 1997, then in such event, the proposed amendment and restatement shall be null and void and the Plan shall remain in effect as it was before the amendment and restatement was adopted by the Board of Directors, and upon the occurrence of such approval as aforesaid, this amended and restated Plan shall become effective as of the date of the Directors' approval thereof.

     Except for the specific options referred to above no other option shall be granted under the Plan.

     Option Price. The exercise price per share of options granted under the Plan is 100% of the fair market value of the Corporation's Common Stock on the date the option is granted.

     Option Duration. The Plan requires that options granted thereunder shall expire on a date which is seven (7) years from the date of option grant.

     Vesting under the Plan. The options to purchase 15,000 shares of the Corporation's Common Stock granted under the Plan to Non-Employee Directors upon the commencement of his or her Board membership first become exercisable to the extent of one-fifth of the shares covered by the option. Thereafter, one-fifth of the shares covered by the option will become exercisable on each anniversary of the option grant commencing with the first anniversary of the option grant.

     The new options proposed to be granted under the amended and restated Plan to Non-Employee Directors upon five years of service on the Board of Directors shall vest (i.e., become exercisable) in the optionee immediately upon grant.

     Upon any sale of all or substantially all of the assets of the Corporation, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Corporation's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Corporation's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which all then outstanding and unvested options granted under this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition; provided however, that any such then outstanding options which are not thereupon exercised in full immediately prior to the consummation of such Acquisition shall thereupon terminate.

     Exercise of Options and Payment for Stock. Each option granted under the Plan shall be exercisable as provided in such option agreement. Exercise of an option under the Plan is effected by a written notice to exercise, delivered to the Corporation together with payment for the shares in full, which payment may be made in part or in full by tendering shares of Common Stock of the Corporation valued at fair market value. Such written notice shall also specify the number of shares as to which the option is being exercised.

     Notwithstanding any other provisions of the Plan, the Corporation has no obligation to deliver any certificate or certificates upon exercise of an option under the Plan until one of the following conditions is satisfied: (i) the shares with respect to which the option has been exercised are at the time of issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or (ii) counsel for the Corporation shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended; and until the Corporation has complied with all applicable laws and regulations including, without limitation, all regulations required by any stock exchange upon which the Corporation's outstanding Common Stock is then listed. Under the Plan, the Corporation must use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Corporation is under no obligation to cause a registration statement or post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised. It is the present intention of the Corporation to prepare and file a Registration Statement on Form S-8 with respect to the shares issuable under the amended and restated Plan.

     Options granted under the Plan may, to the extent in compliance with applicable law, be exercised by payment in accordance with a cashless exercise program under which, if so instructed by the holder of the option, shares of Common Stock may be issued directly to the broker or dealer of the holder of the option upon receipt by the Corporation of the purchase price of the Common Stock covered by such option in cash or check from the broker or dealer.

     By allowing payment of the exercise price by delivering shares of the Corporation, the Plan permits the "pyramiding" of shares. Pyramiding occurs when the option holder in a series of successive transactions uses the shares received upon the prior exercise of an option to purchase additional shares under further outstanding options. An optionee can thereby substantially increase his equity ownership in the Corporation without a significant capital contribution. For example, assume that an optionee has outstanding options to purchase 100 shares of the Corporation's stock at an exercise price of $5 per share and that the stock is currently selling at $10 per share. Pyramiding, its most extreme form, would permit submission of only one share for the receipt of two shares, which would in turn be immediately resubmitted for the receipt of four shares. These successive exchanges could theoretically continue until all available options were exercised. The result, under this example, would be that an optionee would obtain the value of the spread between the stock's option price and its market value of $500, without any cash contribution and an investment equivalent only to the value of one share. Under the Plan, however, the potential effect of pyramiding is limited by the requirement that any single exercise of an option must be made with respect to at least 100 shares, unless an optionee has vested options with respect to fewer than 100 shares, in which case the optionee must exercise his option with respect to all of the remaining vested shares. Under accounting principles, a charge against the Corporation's income may be necessary for options exercised by the use of pyramiding.

     Effect of Termination as a Director or of Death or Disability. In the event an optionee ceases to be a member of the Board of Directors of the Corporation for any reason other than death or disability, any unexercised options granted to such optionee under the Plan shall, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the optionee within a period of ten (10) days following such time the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     In the event an optionee ceases to be a member of the Board of Directors of the Corporation by reason of his disability or death, any option granted under the Plan to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable (by the optionee's personal representative, heir or legatee, in the event of death) during the period ending 180 days after the date the optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     Non-Assignability of Options. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him.

     Changes in Stock; Recapitalization and Reorganization. The amended and restated Plan clarifies that, in the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in the Plan. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

     If any option under the Plan shall be assumed, or a new option substituted therefor, as a result of sale of the Corporation, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for purposes of an option to be membership on the Board of Directors of the Corporation.

     Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state in which the Corporation is incorporated, (i) materially increase the benefits accruing to participants under the

Plan; (ii) materially increase the number of shares for which options may be granted under the Plan; or (iii) materially modify the requirements as for eligibility for participation in the Plan. In no event may any provision of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934 (including, without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which options may be granted or the timing of awards,) be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

FEDERAL INCOME TAX CONSEQUENCES

     The following general rules are applicable under current federal income tax law to options under the Plan:

          1. The optionee generally does not realize any taxable income under the grant of an option, and the Corporation is not allowed a business expense deduction by reason of such grant.

          2. The optionee generally will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. When the optionee sells the shares, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. The Corporation generally should be entitled to a tax deduction when compensation income is recognized by the optionee.

          5. An optionee may be entitled to exercise an option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises an option in such fashion, special rules will apply.

     Special rules apply under certain circumstances if the stock acquired upon exercise of an option is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     In addition, the Internal Revenue Code imposes special taxes on payments for services that are treated as "excess parachute payments." A "parachute payment" is any payment in the nature of compensation made to a director, employee, officer, shareholder or other highly compensated individual which is contingent on a change in the ownership or effective control of a corporation. Such payments include the value to an optionee under the Plan of accelerated vesting of stock options triggered by an Acquisition. A payment to an individual will not be treated as a parachute payment, however, unless the present value of all such payments to the individual exceeds 300% of such individual's average annual compensation over the preceding five years ("annual base amount"). If payments to an individual constitute parachute payments, that portion of the payments made in any year which exceeds the recipient's annual base amount will be treated as an "excess parachute payment." Excess parachute payments are subject to a non-deductible 20% excise tax, imposed on the recipient, in addition to the regular income tax imposed on the payment. In addition, no deduction is permitted to the Corporation for any excess parachute payment.

     The Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of
Section 401(a) of the Code are not applicable to the Plan.

     Approval of the amendment and restatement of the Plan will require, under its terms, the affirmative vote of stockholders holding at least a majority of the outstanding voting stock of the Corporation voting in person or by proxy at the Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending October 25, 1997. Arthur Andersen LLP has served as the Corporation's auditors and outside accountants since 1966. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The directors recommend a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices no later than September 26, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      APPENDIX A

                               HADCO CORPORATION

                  1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               DECEMBER 12, 1991
             AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 4, 1992
     AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON DECEMBER 3, 1996

     1. Purpose. This Non-Qualified Stock Option Plan to be known as the 1991 Non-Employee Director Stock Option Plan (hereinafter, the "Plan") is intended to promote the interests of Hadco Corporation (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

     2. Rights to be Granted. Under this Plan, options are granted that give an Optionee the right for a specified time period to purchase a specified number of shares of Common Stock, par value $0.05, of the Company. The option price is determined in each instance in accordance with the terms of this Plan.

     3. Available Shares. The total number of shares of Common Stock, par value $0.05, of the Company, for which options may be granted shall not exceed three hundred thousand (300,000) shares subject to adjustment in accordance with
Section 13 of this Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available under the Plan.

     4. Administration. The Plan shall be administered by the Stock Option Committee of the Company (the "Committee"). The Committee shall, subject to the provisions of the Plan and Section 17 in particular, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     5. Option Agreement. Each option granted under the provisions of this Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Committee, which Agreement shall be duly executed and delivered on behalf of the Company and by the Optionee to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

     6. Eligibility and Limitations. Options may be granted pursuant to this Plan only to non-employee members of the Board of Directors of the Company who are not officers of the Company who also meet the other criteria as provided in
Section 8 below.

     7. Option Price. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 of this Plan. For purposes of this Plan, the fair market value of a share of Common Stock on any day shall be the mean between the high and low sale price of such share on the last day preceding the date of option grant as quoted on the NASDAQ National Market System, or if there were no such trades on such day the mean between the high and low sale price of such share on the NASDAQ National Market System on the last preceding day on which it was traded.

     8. Automatic Grant of Options. (a) Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company ("Non-Employee Director") and is currently a member of the Board of Directors on December 12, 1991 will be automatically granted on December 12, 1991, and each person who is not a member of the Company's Board of Directors on December 12, 1991 and in the future is elected for the first time as a Non-Employee Director will be automatically granted on the date his or her Board membership first commences, without further action in either such case by the Board, an option to purchase fifteen thousand (15,000) shares of the Company's Common Stock (subject to appropriate adjustment for any recapitalization, reclassification, stock split, stock dividend or similar event). Anything in this Plan to the contrary notwithstanding, the effectiveness of this Plan and of the grant of all options hereunder is in all respects subject to, and this Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until, the occurrence of approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval. In the event that such approval as aforesaid has not been received on or before June 30, 1992, then in such event this Plan and any options granted hereunder shall be null and void, and upon the occurrence of such approval as aforesaid, the Plan and such options shall become effective as of the date of the Directors' approval of the Plan.

     (b) Each Non-Employee Director who is currently a member of the Board of Directors on February 26, 1997 and who then has five years of service in such capacity will be automatically granted on February 26, 1997 and on each anniversary of service in such capacity thereafter, without further action by the Board, an option to purchase three thousand (3,000) shares of the Company's Common Stock (subject to appropriate adjustment for any recapitalization, reclassification, stock split, stock dividend or similar event). Each Non-Employee Director who is currently a member of the Company's Board of Directors on February 26, 1997 and who does not then have at least five years of service in such capacity but who subsequently achieves five years of service in such capacity, and each person who in the future is elected for the first time as a Non-Employee Director and subsequently achieves five years of service in such capacity, will each be automatically granted on the date of his or her fifth anniversary of service in such capacity and on each anniversary of service in such capacity thereafter, without further action by the Board, an option to purchase three thousand (3,000) shares of the Company's Common Stock (subject to appropriate adjustment for any recapitalization, reclassification, stock split, stock dividend or similar event). All options granted in this Section 8(b), together with any options granted under Section 8(a) above, shall be the sole options ever to be granted at any time under this Plan to any such current Non-Employee Directors and to any such future Non-Employee Directors. Anything in this Section 8(b) to the contrary notwithstanding, the effectiveness of this
Section 8(b) is in all respects subject to, and this Section 8(b) shall be of no force and effect unless and until, the occurrence of approval of this Section 8(b) by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which this Section 8(b) is presented for approval. In the event that such approval as aforesaid has not been received on or before February 26, 1997, then in such event, this Section 8(b) shall be null and void, and upon the occurrence of such approval as aforesaid, this Section 8(b) shall become effective as of the date of the Directors' approval of this Section 8(b).

     (c) Except for the specific options referred to above no other option shall be granted under this Plan.

     9. Period of Option. Options granted hereunder shall expire on a date which is seven (7) years after the date of grant of the options.

     10. Exercise of Option. Subject to the terms and conditions of this Plan and the Option Agreement, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Treasurer, Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may be in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option, valued at fair market value determined in accordance with the provisions of
Section 7; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. A copy of such notice shall be provided to Berlin, Hamilton & Dahmen, LLP, 73 Tremont Street, Boston, Massachusetts 02108, or to such other counsel as the Company may hereafter designate, and to the First National Bank of Boston, Shareholder Services Division, Post Office Box 1865, Boston, Massachusetts 02105, or to such other Stock Transfer Agent as the Company may hereafter designate. The Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the Optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the Optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option. Notwithstanding the foregoing provisions, an option granted hereunder may, to the extent in compliance with applicable law, be exercised by payment in accordance with a cashless exercise program under which, if so instructed by the holder of the option, shares of Common Stock may be issued directly to the broker or dealer of the holder of the option upon receipt by the Company of the purchase price of the Common Stock covered by such option in cash or check from the broker or dealer, and except to the extent modified by this sentence, the exercise will comply with, and be subject to, all the other provisions of this
Section 10.

     11.  Vesting of Shares and Non-Transferability of Options.

     (a) Vesting of Options Granted under Section 8(a) of Plan. Options granted under Section 8(a) of this Plan shall vest (i.e., become exercisable) in the Optionee and thus become exercisable, in accordance with the following schedule:

     CUMULATIVE NUMBER OF SHARES
   FOR WHICH OPTION IS EXERCISABLE                     DATE OF VESTING
   -------------------------------                     ---------------
1/5 of total Option Shares...........    At the date of approval of the Plan by the
                                         shareholders of the Company (all as
                                         described in Section 8). In the event such
                                         approval has been received by the date of
                                         grant of the option then at said date of
                                         grant of option.

2/5 of total Option Shares...........    1 year anniversary of the date of the grant
                                         of option.

3/5 of total Option Shares...........    2 year anniversary of the date of the grant
                                         of option.

4/5 of total Option Shares...........    3 year anniversary of the date of the grant
                                         of option.

100% of total Option Shares..........    4 year anniversary of the date of the grant
                                         of option.

Upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Company's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which all then outstanding options granted under Section 8(a) of this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition; provided, however, that any such then outstanding options which are not thereupon exercised in full immediately prior to the consummation of such Acquisition shall thereupon terminate.

     (b) Vesting of Options Granted under Section 8(b) of Plan. Options granted under Section 8(b) of this Plan shall vest (i.e., become exercisable) in the Optionee immediately upon grant. Any then outstanding options which are not thereupon exercised in full immediately prior to the consummation of an Acquisition shall thereupon terminate.

     (c) Accumulation. The number of shares as to which the option may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

     (d) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by Counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

     (e) Non-transferability. Any option granted pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.

     12.  Termination of Option Rights.

     (a) In the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised options granted to such Optionee shall, to the extent not then exercisable, immediately terminate and become void, and any options which are then exercisable but have not been exercised at the time the Optionee so ceases to be a member of the Board of Directors may be exercised, to the extent they are then exercisable, by the Optionee within a period of ten (10) days following such time the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

     13. Adjustment Upon Changes in Capitalization and Other Matters. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic appropriate adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 above. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

     If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation (hereinafter called the "Successor Corporation") or by a parent corporation or a subsidiary therefor shall be considered for purposes of an option to be membership on the Board of Directors of the Company.

     14. Restrictions on Issuance of Shares. Notwithstanding the provisions of Sections 8 and 10 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and State securities acts as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and State securities acts as now in force or hereafter amended; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

     15. Representation of Optionee. The Company shall require the Optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and State securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     16. Approval of Stockholders. The effectiveness of this Plan and of the grant of all options hereunder is in all respects subject to approval by the Company's shareholders, all as more fully set forth in Section 8 above.

     17. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state in which the Company is incorporated, (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of shares for which options may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. In no event may any provision of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) of the Securities Exchange Act of 1934 (including, without limitation, provisions as to eligibility and who may participate in the Plan, the amount and price of shares for which options may be granted or the timing of awards), be amended more than once every six months, other than to comport with changes in the internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

                                 DETACH HERE




                              HADCO CORPORATION

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 26, 1997
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O       The undersigned appoints Horace H. Irvine II and Andrew E. Lietz, and
X    each of them, proxies, with full power of substitution to vote all shares
Y of the stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hadco Corporation to be held on Wednesday, February 26, 1997 at 10:00 a.m. at 100 Federal Street, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 15, 1997, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR FIXING THE NUMBER OF DIRECTORS AND THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.



                                                           ------------------
        CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                                  SIDE
                                                           ------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    1. To fix the number of Directors at nine and to elect a
       Board of Directors for the ensuing year.
                                                                                                           FOR    AGAINST    ABSTAIN
    NOMINEES: Horace H. Irvine II, Patrick Sweeney, Andrew            2. To approve the amendment          [ ]      [ ]        [ ]
    E. Lietz, J. Stanley Hill, Oliver O. Ward, Lawrence                  and restatement of the Hadco
    Coolidge, John F. Smith, John E. Pomeroy and James C.                Corporation 1991 Non-Employee
    Taylor                                                               Director Stock Option Plan
                          FOR       WITHHELD
                          [ ]         [ ]                                                                  FOR    AGAINST    ABSTAIN
                                                                      3. To ratify the selection of        [ ]      [ ]        [ ]
    [ ]_____________________________________                             Arthur Andersen LLP as
      FOR, EXCEPT VOTE WITHHELD FROM ABOVE                               auditors for the fiscal year
      NOMINEE(S)                                                         ending October 25, 1997.


                                                                         MARK HERE FOR ADDRESS     [ ]
                                                                         CHANGE AND NOTE AT LEFT


                                                                         If signing as attorney, executor, trustee or guardian,
                                                                         please give your full title as such




Signature________________________________ Date________________      Signature________________________________ Date________________


